Exhibit 3.2

SECOND AMENDED AND RESTATED

ARTICLES OF INCORPORATION OF
INNOVATIVE EYEWEAR, INC.

As Amended and Restated on January [__], 2022

Pursuant to Section 607.0821, 607.1001, 607.1003, 607.1004, and 607.1007 of the Florida Business Corporation Act (the “FBCA”), Innovative Eyewear, Inc., a Florida corporation (the “Corporation”), certifies as follows:

FIRST: The Corporation is named “Innovative Eyewear, Inc.” and was originally organized as a limited liability company under the laws of the State of Florida on August 15, 2019, and thereafter was converted from a Florida limited liability company into a Florida corporation on March 25, 2020.

SECOND: These Second Amended and Restated Articles of Incorporation (the “Amended and Restated Articles of Incorporation”) amend, restate, and supersede in their entirety any and all prior Articles of Incorporation of the Corporation filed with the Secretary of State for the State of Florida from the date of the Corporation’s original organization through the date hereof.

THIRD: These Amended and Restated Articles of Incorporation increase the number of authorized shares of capital stock of the Corporation.

FOURTH: These Amended and Restated Articles of Incorporation have been approved by the Board of Directors and shareholders of the Corporation. The number of votes cast for the amendment and restatement of the Articles of Incorporation was sufficient for approval by the holders of Common Stock of the Corporation.

The text of the Corporation’s Articles of Incorporation is hereby amended and restated in its entirety, effective as of the date of filing of these Amended and Restated Articles of Incorporation with the Secretary of State for the State of Florida, to read as follows:

ARTICLE I

COMPANY NAME

The name of this Corporation is Innovative Eyewear, Inc.

ARTICLE II

COMPANY ADDRESS

The address of the Corporation’s registered office in the State of Florida is 8101 Biscayne Blvd., Suite 705, Miami, Florida, 33138; and the name of the registered agent of the Corporation in the State of Florida at such address is Harrison Gross.

ARTICLE III

BUSINESS AND ACTIVITIES OF THE COMPANY

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the FBCA, as the same exists or may hereafter be amended.

ARTICLE IV

CAPITAL STOCK

(1) Authorized Shares. The total number of shares that the Corporation shall have the authority to issue is sixty-five million (65,000,000), of which fifty million (50,000,000) shall be shares of Common Stock, $0.00001 par value per share (“Common Stock”), and fifteen million (15,000,000) shall be shares of Preferred Stock, $0.00001 par value per share (“Preferred Stock”).

(a) Common Stock may be issued by the Corporation from time to time for such consideration as may be determined from time to time by the Board of Directors subject to, and in accordance with the full discretion conferred upon the Board of Directors by, the FBCA. Any and all shares for which the consideration so determined shall have been paid or delivered shall be deemed fully paid shares and shall not be liable for any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

(b) Each share of Common Stock shall have one vote, and the exclusive voting power for all purposes shall be vested in the holders of Common Stock, unless Preferred Stock with voting rights is created pursuant to Article IV, Section 1(f) below.

(c) No holder of Common Stock as such shall have any preemptive right to subscribe for or acquire: (i) unissued or treasury shares of the Corporation of any class or series, (ii) securities of the Corporation convertible into or carrying a right to acquire or subscribe to shares of any class or series, or (iii) any other obligations, warrants, rights to subscribe to shares, or other securities of the Corporation of any class or series, in each case whether now or hereafter authorized.

(d) Subject to the provisions of law, dividends may be paid on the Common Stock (and any Preferred Stock authorized pursuant to Article IV, Section 1(f) below which has the right to receive dividends) at such times and in such amounts as the Board of Directors may deem advisable.

(e) In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to the remaining net assets of the Corporation, subject to any rights of the Preferred Stock to receive a portion of such net assets if Preferred Stock is subsequently authorized under Article IV, Section 1(f) below.

(f) The Board of Directors is hereby expressly authorized, without the additional vote of the shareholders holding any class or series of capital stock, to provide, out of the authorized, but unissued, shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional, or other special rights, if any, and any qualifications, limitations, or restrictions thereof, of the shares of such series, all of which may be set forth in resolutions adopted by the Board of Directors and a Certificate of Amendment to these Amended and Restated Articles of Incorporation filed with the Florida Department of State, Division of Corporations. The powers, preferences, and relative, participating, optional, and other special rights of each series of Preferred Stock, and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

ARTICLE V

AFFAIRS OF THE COMPANY

The following provisions are inserted for the regulation and conduct of the affairs of the Corporation, but it is expressly provided that the same are intended to be and shall be construed to be in furtherance and not in limitation or exclusion of the powers conferred by law:

(1) In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation. The affirmative vote of at least a majority of the Board of Directors then in office shall be required in order to adopt, amend, alter or repeal the Corporation’s Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the shareholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Amended and Restated Articles of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the shareholders to adopt, amend, alter or repeal the Bylaws. No Bylaws hereafter adopted, amended, altered or repealed shall invalidate any prior act of the directors or officers of the Corporation, which would otherwise have been valid if such Bylaws had not been adopted, amended, altered or repealed. The Bylaws or any particular Bylaw provision may fix a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by the FBCA.

(2) All corporate powers of the Corporation shall be managed by or under the authority of, and its business and affairs shall be managed under the direction of, the Board of Directors. The Directors need not be shareholders. The Bylaws may: (i) prescribe the number of directors, which number shall not be less than three; (ii) provide for the increase or reduction of the number of directors; and (iii) prescribe the number of directors necessary to constitute a quorum, which number may be less than a majority of the whole Board of Directors, but not less than the number required by the FBCA. Whenever a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, it may be filled only by the affirmative vote of a majority of the remaining directors, which may be less than a quorum of the Board of Directors.

ARTICLE VI

INDEMNIFICATION AND EXPENSE ADVANCEMENT

(1) To the fullest extent permissible under the FBCA and other applicable laws, as is in effect on the date hereof and as hereafter may be amended from time to time, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article VI, Section (1) shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omission of such director occurring prior to such amendment or repeal. If the FBCA is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent then permissible. Any repeal or modification of this Article VI, Section (1) shall adversely affect any right of or protection afforded to a director of the Corporation existing immediately prior to such repeal or modification, or with respect to events occurring prior to such time.

(2) (a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, whether formal or informal and whether or not such action, suit, or proceeding is brought by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the FBCA. The right to indemnification conferred in this Article VI shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent permitted by the FBCA. The right to indemnification conferred in this Article VI shall be a contract right.

(b) The Corporation may, by action of its Board of Directors, provide indemnification and advancement of expenses to such of the directors, officers, employees, and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and permitted by the FBCA.

(3) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the FBCA.

(4) The rights and authority conferred in this Article VI shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

ARTICLE VII

REMOVAL OF DIRECTORS

A director of the Corporation may be removed from office by the shareholders with or without cause by the affirmative vote, at a special meeting of shareholders held for that purpose, of not less than a majority of the shareholders entitled to vote for the election of directors (or, if a director is elected by a voting group of shareholders, a majority of the shareholders entitled to vote for the election of such director). Upon any such removal, the term of the director who shall have been so removed shall forthwith terminate and there shall be a vacancy on the Board of Directors to be filled in such manner as shall be provided herein and by the Bylaws of the Corporation.

ARTICLE VIII

SPECIAL MEETING

A special meeting of shareholders of the Corporation shall be held (a) on the call of its Board of Directors or the person or persons authorized to do so by the Bylaws, or (b) if the holders of not less than 50% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Corporation’s Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

ARTICLE IX

AMENDMENTS

Subject to the provisions of Article IV and Article X hereof, the Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by statute and, with the sole exception of those rights and powers conferred under Article V hereof, all rights and powers conferred herein upon the shareholders, directors, and officers, if any, are granted subject to this reservation.

ARTICLE X

ACTION BY SHAREHOLDERS

Any action to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if a consent (or consents) in writing setting forth the action to be so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Florida, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Every written consent shall bear the date of signature of each shareholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated consent delivered in the manner required by this Article X, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those shareholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of shareholders to take the action were delivered to the Corporation.

The Corporation does hereby certify that pursuant to Sections 607.0821, 607.1001, 607.1003, 607.1004, and 607.1007 of the FBCA, the foregoing amendment and restatement was approved by the Board of Directors of the Corporation pursuant to that certain Written Consent of the Board of Directors of the Corporation, effective as of January [__], 2022, and was adopted by the shareholders at a Special Meeting of Shareholders on January [__], 2022.

[Remainder of Page Left Blank – Signature Page Follows]

IN WITNESS HEREOF, these Amended and Restated Articles of Incorporation have been executed by a duly authorized officer of the Corporation on January [__], 2022.

/s/ Harrison Gross
Harrison Gross, Chief Executive Officer

[Signature Page to Amended and Restated Articles of Incorporation]

Registered agent’s acceptance:

Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this application, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Corporation Service Company

By:____________________________________________________

Harrison Gross

[Signature Page to Amended and Restated Articles of Incorporation]